UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2007 (November 19, 2007)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2007, Richard (Randy) A. Meier, 48, was named President and Chief Operating Officer of Advanced Medical Optics, Inc. (Company). He retains his existing responsibilities, which include leadership of the company’s eye care and cataract/implant businesses, global customer services and manufacturing operations.

Prior to this appointment, Mr. Meier’s title had been Chief Operating Officer, and from February 2007 to October 2007, Mr. Meier was the Company’s Chief Operating Officer and Chief Financial Officer. Prior to February 2007, Mr. Meier served as the Company’s Executive Vice President and President, Eye Care Business and Operations, and Chief Financial Officer, a position he assumed in April 2006. From February 2004 to April 2006, he was the Company’s Executive Vice President of Operations and Finance and Chief Financial Officer, and from April 2002 to February 2004, Mr. Meier served as the Company’s Corporate Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Meier was Executive Vice President and Chief Financial Officer of ICN Pharmaceuticals, now known as Valeant Pharmaceuticals, Inc. Before joining Valeant, Mr. Meier was a Senior Vice President with the investment banking firm of Schroder & Co. Inc. in New York from 1996 until joining Valeant in 1998. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, as well as other financial and management positions at other firms. Mr. Meier sits on the board of directors of Biomarin Pharmaceuticals, Inc.

Mr. Meier’s appointment as President was not pursuant to any agreement or understanding with the Company. The Company entered into an employment agreement with Mr. Meier in 2002 in connection with his initial employment, and that agreement was amended in October 2004 to reflect his then current title and annual salary. Mr. Meier’s employment agreement, as amended, provides for his employment as an officer of the Company and sets forth other terms of employment and benefits. Both the form of employment agreement, on which Mr. Meier’s agreement is based, and the October 2004 amendment have been previously filed and are incorporated herein by this reference. Mr. Meier’s compensation has not been amended in connection with this appointment.

Prior to Mr. Meier’s being named President and Chief Operating Officer, Mr. James V. Mazzo held the titles Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Mazzo will continue as the Company’s Chairman of the Board and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: November 20, 2007	By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner,
Executive Vice President,
Administration, General Counsel and Secretary